                                                                   EXHIBIT 1

                       NATIONAL FIBERSTOK CORPORATION

                                 $100,000,000
                         11-5/8% SENIOR NOTES due 2002


                             PURCHASE AGREEMENT



                                                                 June 21, 1996



BT SECURITIES CORPORATION
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
c/o BT Securities Corporation
  Bankers Trust Plaza
  130 Liberty Street
  New York, New York  10006


Ladies and Gentlemen:

            National Fiberstok Corporation, a Delaware corporation (the "COMPANY"), Label Art, Inc., a Delaware corporation, InfoSeal International, Inc., a Delaware corporation, Government Forms and Systems, Inc., a Delaware corporation, Putnam Graphic Innovations, Inc., a Delaware corporation, Short Run Labels, Inc., a Delaware corporation, Boharb Corporation, a Delaware corporation, and A/L Systems, Inc., a Delaware corporation (collectively, the "GUARANTORS" and, together with the Company, the "ISSUERS") hereby confirm their agreement with you (the "INITIAL PURCHASERS") as set forth below.

            1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $100,000,000 aggregate principal amount of its 11-5/8% Senior Notes due 2002 (the "NOTES"). The Notes will be guaranteed (collectively, the
"GUARANTEES") on a senior basis by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the "SECURITIES". The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of June
15, 1996 by and among the Company, the Guarantors and Wilmington Trust Company, as Trustee (the "TRUSTEE"). The Company and certain of the Guarantors will execute and deliver on the Closing Date the Security Documents (as defined in the Indenture) pursuant to which the Notes and the Guarantees will be secured by first priority liens on and security interest in all of the issued and outstanding capital stock of the Guarantors.

            The Company has entered into a Stock Purchase Agreement (the "ACQUISITION AGREEMENT") dated as of June 20, 1996, pursuant to which the Company has agreed to purchase all of the outstanding capital stock of Transkrit Corporation ("TRANSKRIT"). Pursuant to a Certificate and Plan of Merger (the "MERGER CERTIFICATE), immediately after the purchase of such capital stock, Transkrit will be merged (the "MERGER") with and into the Company. The purchase of the capital stock of Transkrit by the Company and the Merger are together referred to herein as the "ACQUISITION"

            Pursuant to a Capital Contribution Agreement to be dated as of June 28, 1996 between the Company and DEC International Inc., a Delaware corporation ("DEC") (the "CAPITAL CONTRIBUTION AGREEMENT"), DEC has agreed to make a Capital Contribution to the Company (the "PARENT CAPITAL CONTRIBUTION") on the Closing Date in an amount of $7,421,000.

            The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

            In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated June 4, 1996 (the "PRELIMINARY MEMORANDUM"), and a final offering memorandum dated June 21, 1996 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and Transkrit and its subsidiaries and any material developments relating to the Company and Transkrit and its subsidiaries occurring after the date of the most recent historical financial statements included therein.

            The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers have agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Securities or the Exchange Notes (as defined in the Registration Rights Agreement) and related guarantees under the Act.

            2. REPRESENTATIONS AND WARRANTIES. The Issuers, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers that:

            (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

            (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; as of the date hereof (i) the Company has no subsidiaries and (ii) all of the subsidiaries of Transkrit are listed in SCHEDULE 2 attached hereto (each, a "TRANSKRIT SUBSIDIARY" and collectively, the "TRANSKRIT SUBSIDIARIES"); all of the outstanding shares of capital stock of the Company, Transkrit and the Transkrit Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company, Transkrit and of each of the Transkrit Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or
(iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company, Transkrit or any of the Transkrit Subsidiaries outstanding. Except for the Transkrit Subsidiaries or as disclosed in the Final Memorandum, neither the Company nor Transkrit owns, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

            (c) Each of the Company, Transkrit and the Transkrit Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company, Transkrit and the Transkrit Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company, Transkrit and the Transkrit Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

            (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (e) Each Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under its Guarantee, its guarantee of the Exchange Notes (each, an "EXCHANGE NOTES GUARANTEE") and its guarantee of the Private Exchange Notes (each, "PRIVATE EXCHANGE NOTES GUARANTEE"). The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees, the Exchange Notes Guarantees and the Private Exchange Notes Guarantees have each been duly and validly authorized by the Guarantors and, in the case of the Guarantees, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (f) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (g) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (a) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (h) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers of the transactions contemplated hereby have been duly and validly authorized by the Issuers. This Agreement has been duly executed and delivered by the Issuers.

            (i) Each of Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Security Documents, to the extent a party thereto. Each of the Security Documents has been duly and validly authorized by the Issuers, to the extent a party thereto, and, when executed and delivered by such Issuers, will constitute a valid and legally binding obligation of such Issuers enforceable against such Issuers in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (j) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for (i) the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, (ii) the issuance and sale by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby,
(iii) the consummation by the Issuers, to the extent a party thereto, of the transactions contemplated by the Security Documents, (iv) the consummation by the Company of the transactions contemplated by the Acquisition Agreement,
(v) the consummation by the Company and DEC of the transactions contemplated by the Capital Contribution Agreement and (vi) the consummation by the Issuers, to the extent a party thereto, of the transactions contemplated by New Bank Credit Facility (as defined in the Final Memorandum), except such as have been or, prior to the Closing Date, will be obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers. None of DEC, the Company, Transkrit or the Transkrit Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) The execution, delivery and performance by the Issuers of this Agreement, the Indenture, the Registration Rights Agreement and the Security Documents (to the extent a party thereto) and the consummation by the Issuers of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers), the execution, delivery and performance by the Company of the Acquisition Agreement and the consummation of the Merger and the execution, delivery and performance by the Company and DEC of the Capital Contribution Agreement will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (a) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation or bylaws (or similar organizational document) of DEC, the Company, Transkrit or any of the Transkrit Subsidiaries, or (c) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to DEC, the Company, Transkrit or any of the Transkrit Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (l) Arthur Andersen LLP, who are reporting on the audited financial statements of the Company included in the Final Memorandum, are independent public accountants within the meaning of the Act. KPMG Peat Marwick LLP, who are reporting on the audited consolidated financial statements of Transkrit included in the Final Memorandum, are independent public accountants within the meaning of the Act. The financial statements of the Company and related notes thereto included in the Final Memorandum present fairly in all material respects the financial position of the Company as of the dates indicated and the results of its operations and the changes in the cash flow for the periods specified. The consolidated financial statements of Transkrit included in the Final Memorandum present fairly in all material respects the consolidated financial position of Transkrit and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified.

            (m) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been correctly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein fairly and accurately, in all material respects, give effect to the transactions or circumstances referred to therein. The supplemental combined adjusted historical data included in the Final Memorandum have been correctly computed on the basis described therein; the assumptions used in the preparation of the supplemental combined adjusted historical data included in the Final Memorandum are reasonable and the adjustments used give effect to the transactions or circumstances referred to therein.

            (n) There is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company, Transkrit or any of the Transkrit Subsidiaries is a party, or to which the property or assets of the Company, Transkrit or any of the Transkrit Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company, Transkrit or any of the Transkrit Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

            (o) Each of the Company, Transkrit and the Transkrit Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, Transkrit and the Transkrit Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Company, Transkrit or the Transkrit Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Company, Transkrit or the Transkrit Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Company, Transkrit and the Transkrit Subsidiaries, taken as a whole, (ii) none of the Company, Transkrit or the Transkrit Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Transkrit Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by Transkrit or another Transkrit Subsidiary) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company, Transkrit or the Transkrit Subsidiaries.

            (q) Each of the Company, Transkrit and the Transkrit Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company, Transkrit or any Transkrit Subsidiary is contesting in good faith and for which the Company, Transkrit or such Transkrit Subsidiary has provided reserves in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company, Transkrit or any of the Transkrit Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

            (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate.

            (s) None of the Company, Transkrit, the Transkrit Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

            (t) Each of the Company, Transkrit and the Transkrit Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company, Transkrit or any of the Transkrit Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company, Transkrit or such Transkrit Subsidiary, as the case may be, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company, Transkrit and the Transkrit Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Company, Transkrit or the Transkrit Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (u) There are no legal or governmental proceedings involving or affecting the Company, Transkrit or any Transkrit

Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

            (v) Except as described in the Final Memorandum or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) each of the Company, Transkrit and the Transkrit Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (b) each of the Company, Transkrit and the Transkrit Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (c) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Issuers, threatened against the Company, Transkrit or any of the Transkrit Subsidiaries under any Environmental Law, (d) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, Transkrit or any of the Transkrit Subsidiaries, (e) none of the Company, Transkrit or the Transkrit Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (f) no property or facility of the Company, Transkrit or any of the Transkrit Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company, Transkrit or any of the Transkrit Subsidiaries which is pending or, to the knowledge of the Issuers, threatened.

            (x) Each of the Company, Transkrit and the Transkrit Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

            (y) None of the Company, Transkrit or the Transkrit Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company, Transkrit or any of the Transkrit Subsidiaries makes or ever has made a contribution and in which any employee of the Company, Transkrit or of any Transkrit Subsidiary is or has ever been a participant, which in the aggregate could have a Material Adverse Effect. With respect to such plans, the Company, Transkrit and each Transkrit Subsidiary is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

            (z)   Each of the Company, Transkrit and the Transkrit Subsidiaries
(i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (c) access to its assets is permitted only in accordance with management's authorization and (d) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (aa)  None of the Company, Transkrit or the Transkrit
Subsidiaries will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

            (ab) The Notes, the Guarantees, the Indenture, the Security Documents, the Registration Rights Agreement, the Acquisition Agreement and the New Bank Credit Facility will conform in all material respects to the descriptions thereof in the Final Memorandum.

            (ac) No holder of securities of the Company, Transkrit or any Transkrit Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

            (ad) Immediately after the consummation of the transactions contemplated by the Acquisition Agreement, the Capital Contribution Agreement, this Agreement and the Indenture, the fair value and present fair saleable value of the assets of each of the Issuers will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Issuers is, nor will any of the Issuers be, after giving effect to the execution, delivery and performance of the Acquisition Agreement, the Capital Contribution Agreement, this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

            (ae) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

            (af) No securities of any of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as any of the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

            (ag) None of the Issuers has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

            (ah) None of the Issuers, any of their respective Affiliates or any person acting on any of their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Issuers and their respective Affiliates and any person acting on any of their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

            Any certificate signed by any officer of any Issuer and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

            3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Notes (and the related Guarantees) in the respective amounts set forth on SCHEDULE 1 hereto at 97% of their principal amount. One or more certificates in definitive form for the Notes and Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds) to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on

June 28, 1996, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

            4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

            5. COVENANTS OF THE ISSUERS. The Issuers covenant and agree with each of the Initial Purchasers that:

            (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

            (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; PROVIDED, HOWEVER, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

            (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Notes and Private Exchange Notes Guarantees, any event occurs or information becomes known as a result of which the

Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

            (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

            (e) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

            (f) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any available unaudited interim financial statements of the Company and any available unaudited interim consolidated financial statements of Transkrit for any period subsequent to the period covered by the most recent financial statements of the Company or the most recent consolidated financial statements of Transkrit appearing in the Final Memorandum.

            (h) None of the Issuers or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

            (i) The Issuers will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

            (j) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

            (k) The Company will use its best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (l) In connection with Securities offered and sold in an off-shore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

            6. EXPENSES. The Issuers jointly and severally agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of its counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers jointly and severally agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

            7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

            (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of White & Case, counsel for the Issuers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

            (i) Each of the Issuers is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. Each of the Issuers is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on a schedule to such opinion (which the Company shall have certified are the only jurisdictions where the failure to be so qualified could, individually or in the aggregate, have a Material Adverse Effect).

            (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum;

      all of the outstanding shares of capital stock of the Issuers have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; after consummation of the Acquisition, all of the outstanding shares of capital stock of the Transkrit Subsidiaries will be owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Security Documents, the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

            (iii) To the knowledge of such counsel, except as set forth in the Final Memorandum (a) no options, warrants or other rights to purchase from the Company, Transkrit or any Transkrit Subsidiary shares of capital stock or ownership interests in the Company, Transkrit or any Transkrit Subsidiary are outstanding, (b) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company, Transkrit or any Transkrit Subsidiary are outstanding and (c) no holder of securities of the Company, Transkrit or any Transkrit Subsidiary is entitled to have such securities registered under a registration statement filed pursuant to the Registration Rights Agreement.

            (iv) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; each Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, its Guarantees, its Exchange Notes Guarantees and its Private Exchange Notes Guarantees; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vi) The Guarantees are in the form contemplated by the Indenture. The Guarantees have each been duly and validly authorized by the Guarantors and, when duly executed and delivered by the Guarantors and paid for by the Initial Purchasers in accordance with terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee), will constitute the valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the

      Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (viii) The Exchange Notes Guarantees and the Private Exchange Notes have been duly and validly authorized by the Guarantors, and when the Exchange Notes Guarantees and the Private Exchange Notes Guarantees have been duly executed and delivered by the Guarantors in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming due authorization, execution and delivery of the Indenture by the Trustee), will constitute the valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion before which any proceeding therefor may be brought.

            (ix) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

            (x) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Security Documents to be delivered to the Trustee under the Indenture on the Closing Date to which it is a party; such Security Documents have been duly and validly authorized by the Issuers party thereto and, when executed and delivered by the Issuer party thereto (assuming due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Issuers party thereto, enforceable against the Issuers party thereto in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (xi) Assuming (i) continued possession by the Trustee of the Pledged Securities, (ii) that the Trustee has taken possession of the Pledged Securities in good faith, (iii) that neither the Trustee nor either of the Initial Purchasers has notice of an adverse claim within the meaning of the Uniform Commercial Code of the State of New York, upon the taking of possession by the Trustee of the Pledged Securities (as defined in the Indenture) to be delivered to the Trustee under the Indenture on the Closing Date, the provisions of the Security Documents will create in favor of the Trustee a valid first priority perfected security interest in such Pledged Securities, except as follows:

                  (x) such counsel need not express any opinion as to the Company's right in or title to the Pledged Securities; and

                  (y) priority may be subject to claims or liens in favor of the United States, of any State of the United States or any agency, instrumentality or political subdivision thereof.

            The Security Documents create a valid security interest in the proceeds of such Pledged Securities under the law of the State of New York.

            (xii) Each of the Company and DEC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Capital Contribution Agreement and to consummate the transactions contemplated thereby; the Capital Contribution Agreement and the consummation by the Company and DEC of the transactions contemplated thereby have been duly and validly authorized by each of the Company and DEC. The Capital Contribution Agreement has been duly executed and delivered by each of the Company and DEC and constitutes the valid and binding agreement of each of the Company and DEC, enforceable against each of the Company and DEC in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
      (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (xiii) The Merger has been duly authorized by all requisite corporate action on the part of the Company and Transkrit; the Merger Certificate has been filed with the Secretary of State of Delaware and has become effective.

            (xiv) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by each of the Issuers of the transactions contemplated hereby have been duly and validly authorized by each of the Issuers. This Agreement has been duly executed and delivered by each of the Issuers.

            (xv) The Indenture, the Notes, the Guarantees, the Security Documents, the Registration Rights Agreement, the Acquisition Agreement and the New Bank Credit Facility conform in all material respects to the descriptions thereof contained in the Final Memorandum.

            (xvi) To the knowledge of such counsel, no legal or governmental proceedings are pending or threatened to which any of the Company, Transkrit or the Transkrit Subsidiaries is a party or to which the property or assets of the Company, Transkrit or any Transkrit Subsidiary is subject which, if determined adversely to the Company, Transkrit or the Transkrit Subsidiaries, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

            (xvii) The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the Security Documents, the Acquisition Agreement, the Capital Contribution Agreement, the New Bank Credit Facility and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of DEC, the Company, Transkrit or any of the Transkrit Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to DEC, the Company, Transkrit or any of the Transkrit Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

            (xviii)     No consent, approval, authorization or order of any
      governmental authority is required for (i) the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, (ii) the issuance and sale by the Guarantors of the Guarantees or the consummation by the Guarantors of the other transactions contemplated hereby, (iii) the consummation by the Issuers, to the extent a party thereto, of the transactions contemplated by the Security Documents, (iv) the consummation by the Company of the transactions contemplated by the Acquisition Agreement, (v) the consummation by the Company and DEC of the transactions contemplated by the Capital Contribution Agreement and (vi) the consummation by the Issuers, to the extent a party thereto, of the transactions contemplated by the New Bank Credit Facility (as defined in the Final Memorandum), except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

            (xix) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company, Transkrit or the Transkrit Subsidiaries or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

            (xx) None of the Company, Transkrit or the Transkrit Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xxi) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (a) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBS") or accredited investors as defined in Rule 501(a) (1),
      (2), (3) or (7) promulgated under the Act ("Accredited Investors") or (b) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Issuers contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

            (xxii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            At the time the foregoing opinion is delivered, White & Case shall additionally state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(xv)), and that its judgments as to materiality are, to the extent it deems proper, based in part upon the views of appropriate officers and other representatives of the Company, it does not believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum).

            In rendering the foregoing opinions, White & Case may (i) state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the corporate laws of the State of Delaware, and (ii) rely, to the extent such counsel deems proper, upon the representations set forth herein and on certificates of public officials and officers of the Company, with respect to the accuracy of factual matters contained therein which were not independently established.

            References to the Final Memorandum in this subsection shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

      (a) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the

Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

      (b) The Initial Purchasers shall have received from each of Arthur Andersen LLP and KPMG Peat Marwick LLP a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

      (c) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Issuers shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

      (d) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

      (e) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company, Transkrit or any of the Transkrit Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

      (f) The Initial Purchasers shall have received a certificate of each of the Issuers, dated the Closing Date, signed on behalf of each of the Issuers by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

            (i) The representations and warranties of the Issuers contained in this Agreement are true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, and the Issuers have performed in all material respects all covenants and agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

      (g) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by each of the Issuers and such agreement shall be in full force and effect at all times from and after the Closing Date.

      (h) The Company shall have delivered to the Initial Purchasers a true, correct and complete copy of the New Bank Credit Facility; the Company and the other parties thereto shall have executed and delivered the New Bank Credit Facility; and the New Bank Credit Facility shall be in full force and effect.

      (i) The acquisition of all of the outstanding capital stock of Transkrit pursuant to the Acquisition Agreement shall have been consummated and the Merger Certificate shall have been filed with the Secretary of State of Delaware and shall have become effective and the Merger shall have been consummated.

      (j) The Company shall have taken all necessary acts to (A) repay approximately $23.4 million long term debt of NFC and (B) terminate the related credit agreements.

      (k) The Trustee shall have received each of the Security Documents to be delivered to it on the Closing Date under the Indenture, duly executed by each Issuer party thereto, together with (i) certificates representing all of the Pledged Securities (together with stock powers executed in blank) to be delivered to the Trustee on the Closing Date under the Indenture and (ii) all UCC financing statements reasonably requested by the Initial Purchasers or counsel for the Initial Purchasers relating to the Collateral, duly executed and in proper form for filing, and all other documents duly executed and in proper form for filing in each office where such filing is necessary or appropriate to grant the Trustee a first priority perfected security interest in the Collateral.

      (l) The Parent Capital Contribution shall have been consummated in accordance with the provisions of the Capital Contribution Agreement.

            On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company, Transkrit and the Transkrit Subsidiaries as they shall have heretofore reasonably requested.

            All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

            8.    OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER.

      (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Issuers (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United

States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and
(B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

      (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8(b) and not defined in this Agreement have the meanings given to them in Regulation S.

      (c) Each of the Initial Purchasers represents and warrants (as to itself only) that the source of funds being used by it to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of ERISA) or any "plan" (within the meaning of Section 4975 of the Code).

            9.    INDEMNIFICATION AND CONTRIBUTION.

      (a) The Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by an Issuer or based upon written information furnished by or on behalf of an Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "APPLICATION"); or

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Issuers will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to an Issuer by the Initial Purchasers specifically for use therein or (ii) with respect to the Preliminary Memorandum, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Initial Purchasers sold Securities to a person to whom there was not sent or given, on or prior to the written confirmation of such sale, a copy of the Final Memorandum, as amended and supplemented, if the Company shall have previously furnished copies thereof to the Initial Purchasers in accordance with this Agreement and the Final Memorandum, as amended and supplemented, would have corrected any such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. The Initial Purchasers shall not, without the prior written consent of the Issuers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Issuer is or could have been a party, or indemnity could have been sought hereunder by any Issuer, unless such settlement (A) included an unconditional written release of the Issuers, in form and substance reasonably satisfactory to the Issuers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Issuer.

      (b) The Initial Purchasers agree to indemnify and hold harmless the Issuers, their respective directors, their respective officers and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which an Issuer or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to an Issuer by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by an Issuer or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

      (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph
(a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

      (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of an Issuer, each officer of an Issuer and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

            10. DEFAULT OF INITIAL PURCHASERS. If one of the Initial Purchasers defaults in its obligation to purchase Notes hereunder and the aggregate principal amount of such Notes that such defaulting Initial Purchaser agreed but failed to purchase is ten percent or less of the aggregate principal amount of Notes to be purchased by the Initial Purchaser at such time hereunder, the other Initial Purchaser may make arrangements for the purchase of such Notes by other persons (who may include the non-defaulting Initial Purchaser), but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchaser shall be obligated to purchase the Notes that the defaulting Initial Purchasers agreed but failed to purchase. If one of the Initial Purchasers so defaults with respect to an aggregate principal amount of Notes that is more than ten percent of the Notes to be purchased by the Initial Purchasers at such time hereunder, and if arrangements are not made within 36 hours after such default for the purchase by other persons (who may include the non-defaulting Initial Purchaser) of the Notes with respect to which such default occurs, this Agreement will terminate without liability on the part of the non-defaulting Initial Purchaser or the Issuers other than as provided in Section 11 hereof.
In the event of any default by one of the Initial Purchasers as described in this Section 10, the non-defaulting Initial Purchaser shall have the right to postpone the Closing Date established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Notes. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10. Nothing herein shall relieve any defaulting Initial Purchaser from liability for its default.

            11. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and
(ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            12.   TERMINATION.

      (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that any of the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing
Date:

            (i) any of the Company, Transkrit or the Transkrit Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company, Transkrit or the Transkrit Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

            (iii)a banking moratorium shall have been declared by New York or United States authorities;

            (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

            (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

      (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

            13.   INFORMATION SUPPLIED BY THE INITIAL PURCHASERS.
The statements set forth in the last paragraph on the front cover page and in the second and third sentences of the third paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

            14. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Company at 5775 Peachtree Street, Dunwoody Road, Suite C150, Atlanta, Georgia 30342, Attention: Robert Miklas; with a copy to White & Case, 1155 Avenue of the Americas, New York, New York 10036, Attention: Frank Schiff.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

            15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers and any person or persons who control an Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

            16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE

PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

            17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            18. TRANSKRIT SUBSIDIARIES A PARTY. Immediately upon the acquisition of all of the outstanding capital stock of Transkrit pursuant to the Acquisition Agreement, the Company shall cause each of the Transkrit Subsidiaries to become a party hereto as a Guarantor by executing and delivering to the Initial Purchasers a counterpart hereof.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

                                            Very truly yours,

                                            NATIONAL FIBERSTOK CORPORATION



                                            By:   /S/ Robert M. Miklas
                                                 -------------------------------
                                                  Name:  Robert M. Miklas
                                                  Title: President and Chief
                                                         Financial Officer



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT SECURITIES CORPORATION



By:  /S/ Christine Barbella-Foggia
    -----------------------------------
     Name:  Christine Barbella-Foggia
     Title: Vice President


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By:  /S/ Joseph Atencio
    -----------------------------------
      Name:   Joseph Atencio
      Title:  Managing Director

            Each of the undersigned by its execution hereof agrees to become a party to this Agreement as a Guarantor as of the date set forth opposite its name:

Date: 6/28/96                       LABEL ART, INC.


                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President


Date: 6/28/96                       INFOSEAL INTERNATIONAL, INC.


                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President


Date: 6/28/96                       GOVERNMENT FORMS AND SYSTEMS, INC.


                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President


Date: 6/28/96                       PUTNAM GRAPHIC INNOVATIONS, INC.


                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President


Date: 6/28/96                       SHORT RUN LABELS, INC.


                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President


 Date: 6/28/96                      BOHARB CORPORATION

                                    By:  /S/ Jack Resnick
                                        ------------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President

Date: 6/28/96                       A/L SYSTEMS, INC.


                                    By:   /S/ Jack Resnick
                                         -----------------------------------
                                          Name:  Jack Resnick
                                          Title: Vice President

                                                               SCHEDULE 1



                                                            Principal
                                                            Amount of
      Initial Purchaser                                       Notes
      -----------------                                    -------------


      BT Securities Corporation.........................     $65,000,000


      Donaldson, Lufkin & Jenrette
        Securities Corporation..........................      35,000,000
                                                            ------------

                  Total.................................    $100,000,000

                                                               SCHEDULE 2


                        SUBSIDIARIES OF TRANSKRIT



                                      Jurisdiction of          Outstanding
Name              Stockholder(s)       Incorporation          Capital Stock
- ----              --------------      ---------------         -------------

Label Art, Inc.     Transkrit            Delaware               1,410,476
                                                                   Common

InfoSeal Inter-     Transkrit            Delaware                  50,000
national, Inc.                                                     Common

Government Forms    Transkrit            Delaware                     110
and Systems, Inc.                                                  Common

Putnam Graphic      Transkrit            Delaware                     100
Innovations, Inc.                                                  Common

Short Run Labels,   Label Art,           Delaware                     100
Inc.                Inc.                                           Common

Boharb Corporation  Label Art,           Delaware                   1,000
                    Inc.                                           Common


A/L Systems, Inc.   Boharb               Delaware                   1,000
                    Corporation                                    Common